EX-5.1
LEGAL OPINION AND CONSENT OF COUNSEL

PARSONS LAW FIRM
2070 Skyline Tower
10900 NE 4th STreet
BELLEVUE, WASHINGTON  98004
(425) 451-8036   FAX (425) 451-8568
James B. Parsons* e-mail firm-info@parsonslaw.biz *Also admitted in Oregon and
jparsons@parsonslaw.biz		the Northern Mariana Islands
Robert J. Burnett**	  **LL.M. in Taxation
rburnett@parsonslaw.biz

July 31, 2003

Board of Directors, Injectomatic Systems International, Inc.

Gentlemen:

In my capacity as counsel for Injectomatic Systems International, Inc. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 1,500,000 shares of common stock pursuant to an employee incentive plan as set out and described in the Company's Registration Statement on Form S-8 (File No.000-19196) under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preperation of the Registration Statement.

Based upon the foregoing and upon my examination of originals (or copies to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

(2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) The maximum of 1,500,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Yours very truly,
PARSONS LAW FIRM


James B. Parsons
July 31, 2003
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